EXHIBIT 99.1




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NEWS RELEASE
April 2, 2018


         FSI ANNOUNCES Full Year, 2017 FINANCIAL RESULTS Conference call scheduled for Tuesday April 3rd, 11:00am Eastern time, 8:00am
                                  Pacific Time
                            See dial in number below


VICTORIA, BRITISH COLUMBIA, April 2, 2018 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the full year ended December 31, 2017.

Mr. Daniel B. O'Brien, CEO, states, "We are disappointed in the revenue for the quarter and the year. Even after allowing for discontinued Ecosavr business, the year was down a few per cent. We will do our best to regain growth in 2018. The accounting treatment for cleanup after the fire makes the financials very confusing and we caution that the effects of the fire will show up in our financials for several more quarters - at least until the end of Q1 2019." Mr. O'Brien continues, "There were also raw material price increases in the quarter that affected margins and profits. We will move toward passing these costs on over the next several months."

     o Sales for the full year 2017 were down approximately 5% at $15,494,325 when compared to $16,246,014 for full year 2016. The result was an after tax GAAP accounting net income of $1,754,741 or $0.15 per weighted average share for 2017, compared to an after tax GAAP accounting net income of $1,793,334, or $0.16 per weighted average share in full year 2016. Note: The 2017 financial statement includes a significant insurance payout as a result of the fire at the Taber, Alberta factor (see "Gain on involuntary disposition"). Furthermore, as a result of the fire, any additional significant insurance payouts or related expenses (such as write down of inventory, short term loss of revenue, etc) will make year over year financial comparisons difficult in the short term.

     o Basic weighted average shares used in computing earnings per share amounts for the full year were 11,485,580 and 11,464,270 for full year, 2017 and full year, 2016 respectively.

     o Non-GAAP operating cash flow: For the 12 months ending December 31, 2017, net income reflects $402,708 of non-cash charges (depreciation and stock option expenses), as well as gain (loss) on disposition (and involuntary disposition) of equipment, interest income, loss on investment, write down of inventory, deferred tax expense, and income tax. These items are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,914,148, or $0.17 per share. This compares with operating cash flow of $3,691,711, or $0.32 per share, in the corresponding 12 months of 2016 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger. Also new sales opportunities have appeared in the WaterSavrTM division as a result of the ongoing drought in the southern United States. Many municipalities are water stressed and are seeking ways to conserve water.

* a conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Tuesday April 3, 2018. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1-800-289-0438 (or 1-323-994-2083) just prior to the scheduled call time. The conference call title, "Full Year 2017 Financials," may be requested.

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The above information and following table contain supplemental information regarding income and cash flow from operations for the periods ended December 31, 2016 and 2017. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                        FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
  For 12 Months Ended December 31 (12 Months Operating Cash Flow unaudited)
--------------------------------------------------------------------------------

                                                   3 and 12 month revenue ended
                                                                         Dec. 31
                                                       2017           2016
                                                  ------------------------------
3 month                                                  3 month revenue
-------
                                                  ------------------------------
Revenue NON-GAAP                                  $   2,838,865  $   4,083,162


                                                  ------------------------------
                                                         12 month revenue
                                                  ------------------------------
12 month
Revenue GAAP                                      $ 15,494,325   $ 16,246,014
Net income (loss) GAAP                            $  1,754,741 a $  1,793,334
Net income (loss) per share GAAP                  $       0.15 a $      0.16

--------------------------------------------------------------------------------

12 month weighted average shares used in             11,485,580     11,464,270
computing per share amounts - basic GAAP
                                                  ------------------------------
                                                   12 month Operating Cash Flow
The following calculations begin with: Net                ended Dec. 31
income (loss). GAAP
                                                  ------------------------------
Operating cash flow (12 month). NON-GAAP.         $  1,914,148 b  $ 3,691,711 b

Operating Cash flow per share (12 months) -       $       0.17 b  $      0.32 b
basic. NON-GAAP
Net Non-cash Adjustments (as per Consolidated     $    402,708 c  $   606,397 c
Statement of Cash Flow - 12 month) - NON-GAAP

12 month basic weighted average shares used in      11,485,580     11,464,270
computing per share amounts - basic. GAAP
--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP - there was a significant  insurance  payout as a result of the fire
at  the  Taber,   Alberta   factor  (see  "Gain  on   involuntary   disposition"
($2,043,614).

b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock option expense (2017 = $402,708, 2016 = $606,397), gain/(loss) on the
Involuntary disposition (or sale) of equipment (2017 = $2,043,614, 2016 = $6,848), write down of inventory (2017 = $51,346, 2016 = N/A), interest income (2017 = $913, 2016 = $2,184 ), Loss on investment (2017 = $84,066, 2016 =
$15,086),  Deferred tax expense (2017 = $985,495,  2016 = $303,793),  and Income tax (2017 = $680,319, 2016 = $982,133). See the financial statements for all adjustments.

c) Non-GAAP - amounts represent depreciation and stock compensation expense. Safe Harbor Provision The Private Securities Litigation Reform Act of 1995
provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                                                     Jason Bloom

                                                       Toll Free: 800 661 3560
                                                             Fax: 250 477 9912
                                            E-mail: info@flexiblesolutions.com
                                                    --------------------------


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